UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2006

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers; Compensatory Arrangements for Certain Officers.

(e) Compensatory Plans

(i) Gregory F. Milzcik Employment Agreement

On December 13, 2006, Mr. Gregory F. Milzcik and Barnes Group Inc. (the “Company”) entered into an employment agreement (the “Agreement”) which sets forth the terms of employment for Mr. Milzcik as the Company’s President and Chief Executive Officer. The Agreement is effective as of October 19, 2006 (the “Commencement Date”). A description of the principal terms of the Agreement is set forth below.

Term of Agreement

The term of the Agreement is three years commencing on the Commencement Date, subject to automatic renewal for successive one-year terms unless either party provides 90 days written notice of non-renewal. Notwithstanding the foregoing, in no event shall the employment term extend beyond October 19 of the calendar year in which Mr. Milzcik attains age 65.

Cash Compensation

Salary: Mr. Milzcik will be paid an annual base salary (“Salary”) of $600,000, subject to increase from time to time beginning in 2008 in the sole discretion of the Compensation and Management Development Committee of the Board of Directors (the “Committee”).

Bonus: Mr. Milzcik is a participant in the Barnes Group Inc. Performance-Linked Bonus Plan for Selected Officers (the “Bonus Plan”). For calendar year 2006, Mr. Milzcik’s bonus shall be calculated in accordance with the provisions of the Bonus Plan, applying the Individual Target established for him for 2006, provided that, upon the attainment of the target level of the performance goals previously established by the Committee in accordance with the provisions of the Bonus Plan, the Committee shall not use its negative discretion to reduce his 2006 annual bonus below $307,500 (the “2006 Target Amount”). The Committee shall limit its use of negative discretion such that Mr. Milzcik shall receive, upon attainment of the maximum level of performance goals, a maximum annual bonus of 300% of the 2006 Target Amount, or a minimum annual bonus of 25% of the 2006 Target Amount upon attainment of the minimum level of performance goals. For 2007, Mr. Milzcik shall have the opportunity under the Bonus Plan to receive an annual bonus equal to:

•	75% of his Salary upon the attainment of the applicable performance goals established by the Committee as the target level,

•	a maximum annual bonus of 225% of his Salary upon the attainment of the applicable performance goals established by the Committee as the maximum level,

•	18.75% of his Salary upon the attainment of the applicable performance goals established by the Committee as the threshold level, or

•	$0, if the attainment of the applicable performance goals is at a level below that established by the Committee as the threshold level.

For years during the term of the Agreement after 2007, while the Committee shall have the discretion to change the structure and payment terms of Mr. Milzcik’s awards under the Bonus Plan at threshold, target and maximum levels of performance, Mr. Milzcik’s annual bonus opportunity for each calendar performance year, upon achieving target level performance for such year, shall not be less than 75% of his then current Salary.

Long-Term Incentives

Mr. Milzcik will continue to participate in the Company’s long-term incentive plan, with award levels, performance targets, vesting and other terms as established from time to time by the Committee. On or about February 14, 2007 when the Committee is expected to consider stock grants to other employees of the Company, Mr. Milzcik will, subject to his continued employment, be granted under the Barnes Group Inc. Stock and Incentive Award Plan (the “Stock Plan”) a long-term incentive grant with an approximate aggregate “calculated value” equal to 200% of salary ($1.2 million), as follows:

•	25% ($300,000) of the aggregate calculated value, using the Binomial valuation method applied consistently with the Company’s practice, will be granted in the form of non-qualified common stock options with a ten-year term that will vest ratably 18, 30 and 42 months after the grant date.

•	50% ($600,000) of the aggregate calculated value based on the market value of the Company’s common stock on the date of grant, will be granted in the form of a performance share award that will vest, subject to achieving EPS targets to be set by the Committee over a three-year period beginning January 1, 2007. The number of shares actually earned will range from 0 – 125% of target, based on actual performance against EPS targets.

•	25% ($300,000) of the aggregate calculated value, using the Binomial valuation method applied consistently with the Company’s practice, will be granted in the form of service-based restricted stock units that will vest ratably 30, 42 and 54 months after the grant date.

Commencement Award

On the Commencement Date, Mr. Milzcik was granted under the Stock Plan:

•	Common stock options with a ten-year term and an aggregate value of $1 million determined using Binomial valuation applied consistently with the Company’s practice, that will vest ratably on April 19 of 2008, 2009 and 2010.

•	Restricted stock units with a value of $500,000 based on the market value of the Company’s common stock on the date of grant and vesting on October 19, 2010.

Other Benefits

Mr. Milzcik will continue to participate in all benefit plans and perquisites which the Company makes available to senior executives from time to time, on a basis commensurate with position. The Agreement provides that the Company may, at any time or from time to time, amend or terminate any of its employee benefit plans, programs or policies, in which event such amendments and terminations may be applied to Mr. Milzcik in the same manner as to other Company executive officers. Subject to the foregoing, the Agreement provides that benefits for Mr. Milzcik shall include, without limitation, the following:

•	Life Insurance. Pursuant to Mr. Milzcik’s participation in the Company’s Senior Executive Enhanced Life Insurance Program (the “ELIP”), the Company shall pay premiums for a life insurance policy on the life of Mr. Milzcik. The insurance policy shall be owned by Mr. Milzcik and shall have a death benefit equal to four times his Salary. The Company shall gross up Mr. Milzcik for any income tax attributable to the premiums paid by the Company in accordance with the ELIP.

•	Financial Planning. The Company shall reimburse Mr. Milzcik in an amount up to $5,000 for financial planning assistance and related services for each program year during his term of employment (but, for the 2006-2007 program year, such amount shall be up to $20,000 and shall take into account amounts reimbursed in respect of financial planning and assistance and related services for the period prior to the Commencement Date) in each case, grossed-up for income taxes.

•	Leased Automobile. The Company shall provide Mr. Milzcik with use of a leased car with a monthly leasing cost to the Company not to exceed $1,131 per month and reimbursement for other expenses associated with the use of such leased car.

•	Club Membership. The Company shall reimburse (not grossed-up for taxes) Mr. Milzcik for his membership in one club.

Severance

If Mr. Milzcik’s employment is terminated by the Company other than for “Cause” (as defined in the Agreement), other than death or disability, or by Mr. Milzcik for “Good Reason” (as defined in the Agreement), he will receive (in the case of Salary, bonus and welfare, paid when such payments would have been provided if Mr. Milzcik’s employment had not been terminated):

•	Continued Salary paid for two years plus two times his target bonus amount in effect for the year of termination,

•	Two-year continuation of then provided welfare benefits (to the extent continuation is permitted under the Company’s plans), and

•	All accrued benefits, if any, Mr. Milzcik is entitled to under all of the Company’s programs (excluding severance pay or salary continuation programs) providing benefits after termination (“Accrued Post-Employment Benefits”).

In addition, (a) all outstanding options to purchase Company stock held by Mr. Milzcik will continue to vest during such two-year period and shall remain exercisable for the lesser of (i) the term of the option and (ii) one year following the expiration of such two-year period, and (b) outstanding restricted stock units or performance shares or performance unit awards held by Mr. Milzcik and granted on or after the Commencement Date shall vest in full (assuming, in the case of performance shares or units, that the applicable performance goal had been achieved at target) as of the date as if Mr. Milzcik’s employment continued for such two-year period to the extent such awards would have vested in accordance with their regular vesting schedule.

All post-termination compensation arrangements will conform with Internal Revenue Code Section 409A and any other tax, legal or regulatory restrictions in effect at the time of severance.

Change in Control Benefits

•	In the event of a “Change in Control” (as defined in the Agreement) all outstanding stock options, restricted stock unit and performance share or performance unit awards then held by Mr. Milzcik that were granted on or after the Commencement Date that are not then vested shall immediately become vested and, in the case of performance share or performance units, assuming that the applicable performance objectives were achieved at the target level of performance. Mr. Milzcik’s rights and entitlements with respect to equity-based grants awarded prior to the Commencement Date shall be determined in accordance with agreements between Mr. Milzcik and the Company in effect on the Commencement Date.

•	Termination without Cause or for Good Reason within two years after a Change of Control entitles Mr. Milzcik to the same severance arrangements as a normal severance without cause except:

(i)	Severance payments are paid in a lump sum

(ii)	Bonus component includes time pro-ration for the year of severance

(iii)	Bonus component is based on higher of (A) target bonus in the year of severance, or (B) the average annual bonus awarded in the last three years

•	All post-severance compensation arrangements will conform with Internal Revenue Code Section 409A and any other tax, legal or regulatory restrictions in effect at the time of severance. Any amounts deferred shall bear interest for the period of the deferral at the applicable federal rate.

Termination of Employment by the Company for Cause or by Mr. Milzcik other than for Good Reason

The Company shall pay Mr. Milzcik his earned and unpaid Salary and any Accrued Post-Employment Benefits as of the date of termination.

Disability/Death

The Company shall pay Mr. Milzcik his earned and unpaid Salary and any Accrued Post-Employment Benefits as of the date of termination and provide Mr. Milzcik or his beneficiary, as applicable, the compensation and benefits made available generally to executive officers of the Company in the event of death or disability under the terms and conditions of the Company’s applicable plans, policies, programs or arrangements applicable to executive officers.

Restrictive Covenants

Following termination of employment, Mr. Milzcik will not compete with the Company for two years, will not solicit clients or employees of the Company for three years, and will abide by confidentiality, non-disparagement and trade secrets covenants in perpetuity.

Claw-Back

Under specified circumstances up to three years after the end of his employment, Mr. Milzcik shall reimburse the Company for some or all of any amounts (determined as set forth in the Agreement) paid or received (or to be paid or received) in respect of any annual incentive compensation or any long-term incentive compensation awarded to Mr. Milzcik after the Commencement Date, if payment of such compensation was contingent, in whole or in part, upon the achievement of one or more specified financial targets, and the Company implements a Mandatory Restatement (as defined in the Agreement). This provision will not apply to amounts received by Mr. Milzcik with regard to equity-based compensation that has a vesting schedule based on the passage of time and the continued performance of services, and not on the achievement of any performance objectives or to any award granted Mr. Milzcik that has or had alternative vesting criteria unrelated to the performance objectives affected by the Mandatory Restatement that have otherwise been satisfied at the time of the Mandatory Restatement.

If Mr. Milzcik concludes that the amount to be repaid to the Company in accordance with the provisions of the Agreement is excessive and inequitable, he may petition the Committee to review that determination. If the Committee agrees with Mr. Milzcik’s conclusion, it shall, in its sole discretion, specify an amount to be repaid to the Company that it concludes is equitable and appropriate under the circumstances. If the Committee does not agree that the formula produces a result that is excessive and inequitable, no adjustment shall be made in the amount to be repaid to the Company. The determination, conclusions and other actions of the Committee shall be conclusive.

Indemnification

The Agreement provides that Mr. Milzcik shall be entitled to indemnification for liabilities and expenses to the fullest extent permitted under Delaware law to the extent consistent with the Company’s Certificate of Incorporation and By-Laws.

“Golden Parachute” Excise Tax Provision

To the extent that any payment or distribution to Mr. Milzcik is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, the Agreement provides that total payments to Mr. Milzcik shall be reduced (but not below zero) if and to the extent that a reduction in the total payments would result in Mr. Milzcik retaining a larger amount, on an after-tax basis, than if Mr. Milzcik received the entire amount of such payments.

Fees and Expenses

The Company shall reimburse Mr. Milzcik for reasonable legal fees and expenses incurred by him in connection with (a) any good faith action brought by Mr. Milzcik to enforce his rights under the Agreement (or to respond to any action commenced by the Company) but only those fees and expenses attributable to claims with respect to which there was a substantial likelihood that Mr. Milzcik would prevail on the merits, and (b) the negotiation and documentation of the Agreement and the other agreements referenced therein.

The above description of Mr. Milzcik’s Employment Agreement is qualified in its entirety by the full text of such agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

(ii) Edmund M. Carpenter Retirement Arrangements

On December 13, 2006, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Barnes Group Inc. (the “Company”) approved a modification to the written Employment Agreement dated as of December 8, 1998 (the “Employment Agreement”) between the Company and Mr. Edmund M. Carpenter under which Mr. Carpenter served as the President and Chief. Executive Officer of the Company until October 19, 2006 and which provides retirement benefits to Mr. Carpenter upon his retirement as Retiring Chief Executive Officer and as a Director of the Company on December 31, 2006. The Committee determined that the modification to the Employment Agreement was necessary and appropriate in order to correct the inadvertent omission from the Employment Agreement of an agreement between the Company and Mr. Carpenter relating to life insurance benefits to be provided Mr. Carpenter following his retirement. The amendment to the Employment Agreement authorized by the Committee will provide that Mr. Carpenter will receive two years of service credit for each one year of actual service under the Company’s Senior Executive Enhanced Life Insurance Program (the “Program”). As modified, the Employment Agreement will obligate the Company under the Program to continue to pay premiums on a policy insuring Mr. Carpenter’s life until the policy premiums are paid in full paid. The Committee also authorized a further agreement with Mr. Carpenter that permits Mr. Carpenter to waive his right to approximately ten percent of the maximum life insurance benefit (and related income tax “gross-up”) to which Mr. Carpenter would be entitled (subject to satisfaction of insurance company underwriting requirements) under his Employment Agreement and the Program in exchange for payments to him in an aggregate amount not to exceed $219,655.17. The Company expects Mr. Carpenter will use such payments for post-retirement secretarial services.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Employment Agreement by and between the Company and Mr. Gregory F. Milzcik.

10.2	Second Amendment to the Employment Agreement Between Barnes Group Inc. and Edmund M. Carpenter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2006	BARNES GROUP INC.
(Registrant)

	By:	/s/ Signe S. Gates
Signe S. Gates
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
10.1	Employment Agreement by and between the Company and Mr. Gregory F. Milzcik.

10.2	Second Amendment to the Employment Agreement Between Barnes Group Inc. and Edmund M. Carpenter.